UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2021

Tempest Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware		45-1472564
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Shoreline Court, Suite 275, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 798-8589

Millendo Therapeutics, Inc.

110 Miller Avenue, Suite 100

Ann Arbor, Michigan

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TPST	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As a result of the Merger (as defined in Item 2.01 of this Current Report on Form 8-K), the following agreements of TempestTx, Inc. (formerly Tempest Therapeutics, Inc.) (“Tempest”) effectively became the agreements of Tempest Therapeutics, Inc., formerly Millendo Therapeutics, Inc. (the “Company”).

Oxford Loan and Security Agreement

On January 15, 2021, Tempest entered into a loan and security agreement with Oxford Finance LLC (“Oxford”) to borrow a term loan amount of $35.0 million to be funded in three tranches. Tranche A of $15.0 million was funded to Tempest on January 15, 2021. Tranche B of $10.0 million will be available through March 31, 2022 contingent upon achievement of each of the following: i) receipt of at least $50.0 million in Series C equity capital, ii) initiation of the Phase 1 combination study of TPST-1495 or monotherapy expansion study, and iii) initiation of Phase 2 trial of TPST-1120 or the 1L Triplet Collaboration study. Tranche C of $10.0 million is available at Oxford’s option. The term loan matures on August 1, 2025 and has an annual floating interest rate of 7.15% which is an index rate plus 7%. The index rate is the greater of (i) 30-day US LIBOR or (ii) 0.15%. A copy of the loan and security agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Lease

On February 22, 2019, Tempest entered into a lease agreement with ARE-San Francisco No. 17, LLC pursuant to which Tempest leases its corporate headquarters are located at 7000 Shoreline Court, Suite 275, South San Francisco, California 94080 where it occupies approximately 9,780 square feet of research and development laboratory. The lease was subsequently amended on June 28, 2019. The term of the lease ends in February 2024. A copy of the lease is attached as Exhibit 10.2 hereto, and a copy of an amendment to the lease is attached as Exhibit 10.3 hereto, and each is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 25, 2021, the Company completed its business combination with Tempest in accordance with the terms of the Agreement and Plan of Merger, dated as of March 29, 2021 (the “Merger Agreement”), by and among the Company, Tempest and Mars Merger Corp., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), pursuant to which, among other matters, Merger Sub merged with and into Tempest, with Tempest continuing as a wholly owned subsidiary of the Company and the surviving corporation of the merger (the “Merger”). Effective at 5:00 p.m. eastern time on June 25, 2021, the Company effected a 1-for-15 reverse stock split of its common stock (the “Reverse Stock Split”), effective at 5:01 p.m. eastern time, the Company completed the Merger, and effective at 5:02 p.m. eastern time, the Company changed its name to “Tempest Therapeutics, Inc.” Following the completion of the Merger, the business conducted by the Company became primarily the business conducted by Tempest, which is a clinical-stage oncology company focused on leveraging its deep scientific understanding of cancer biology and medicinal chemistry to develop and advance novel orally available therapies for the treatment of solid tumors. Unless noted otherwise, all references to share and per share amounts in this Current Report on Form 8-K reflect the Reverse Stock Split.

Under the terms of the Merger Agreement, immediately prior to the effective time of the Merger, each share of Tempest’s preferred stock was converted into a share of Tempest’s common stock. At the closing of the Merger, the Company issued an aggregate of approximately 5,365,768 shares of its common stock to Tempest stockholders, based on an exchange ratio of 0.0322 shares of the Company’s common stock for each share of Tempest common stock outstanding immediately prior to the Merger, including those shares of common stock issued upon conversion of the Tempest preferred stock, resulting in approximately 6,635,303 shares of the Company’s common stock being issued and outstanding immediately following the effective time of the Merger. The exchange ratio was determined through arm’s-length negotiations between the Company and Tempest. The Company also assumed all of the outstanding and unexercised stock options and warrants to purchase shares of Tempest capital stock. The assumed options continue to be governed by the terms of the Tempest 2011 and 2017 Equity Incentive Plans under which the options were originally granted (the “Tempest Plans”). Upon the closing of the Merger, the Company also assumed the Tempest Plans.

The issuance of the shares of the Company’s common stock issued to the former stockholders of Tempest was registered with the U.S. Securities and Exchange Commission (the “SEC”) on the Company’s Registration Statement on Form S-4, as amended (File No. 333-255198) (the “Registration Statement”).

The shares of the Company’s common stock listed on The Nasdaq Capital Market, previously trading through the close of business on Friday, June 25, 2021 under the ticker symbol “MLND,” will commence trading on The Nasdaq Capital Market, on a post-Reverse Stock Split adjusted basis, under the ticker symbol “TPST,” on June 28, 2021. The Company’s common stock is represented by a new CUSIP number, 87978U108.

The foregoing description of the Merger Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 on the Report on Form 8-K filed by the Company on March 29, 2021, and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the loan and security agreement with Oxford is incorporated by reference into this Item 5.01.

Item 3.03. Material Modification to Rights of Security Holders.

The Company convened and adjourned its special meeting of stockholders on June 22, 2021 (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved an amendment to the restated certificate of incorporation of the Company (the “Stock Split Amendment”) to effect the Reverse Stock Split of the Company’s common stock.

On June 24, 2021, the Company filed the Stock Split Amendment with the Secretary of State of the State of Delaware to effect the Revert Stock Split effective as of 5:00 p.m. on June 25, 2021. As a result of the Reverse Stock Split, the number of issued and outstanding shares of the Company’s common stock immediately prior to the Reverse Stock Split was reduced to a smaller number of shares, such that every 15 shares of the Company’s common stock held by a stockholder immediately prior to the Reverse Stock Split, including shares of the Company’s common stock issued to former Tempest stockholders in connection with the Merger, were combined and reclassified into one share of the Company’s common stock. Immediately following the Reverse Stock Split, there were approximately 1,269,536 shares of the Company’s common stock outstanding.

No fractional shares were issued in connection with the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split were rounded down to the nearest whole number, and each stockholder who would otherwise be entitled to a fraction of a share of common stock upon the Reverse Stock Split (after aggregating all fractions of a share to which such stockholder would otherwise be entitled) is, in lieu thereof, entitled to receive a cash payment determined by multiplying the closing price per share of Common Stock on the Nasdaq Capital Market on the day prior to the Closing, by the fraction of a share of Common Stock to which each stockholder would otherwise be entitled.

On June 25, 2021, the Company filed a certificate of amendment (the “Name Change Amendment”) to the Company’s certificate of incorporation with the Secretary of State of the State of Delaware to change the name of the Company to “Tempest Therapeutics, Inc.” effective as of 5:02 p.m. on June 25, 2021.

The foregoing descriptions of the Stock Split Amendment and the Name Change Amendment are not complete and are subject to and qualified in their entirety by reference to the Stock Split Amendment and the Name Change Amendment, copies of which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K regarding the Merger and the information set forth in Item 5.02 of this Current Report on Form 8-K regarding the Company’s board of directors and executive officers following the Merger are incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

In accordance with the Merger Agreement, immediate prior and effective upon the closing of the Merger, Louis J. Arcudi, III, Julia C. Owens, Ph.D., Carol G. Gallagher, Pharm.D., Carole L. Neuchterlein, J.D., John P. Howe, III, M.D., and James M. Hindman resigned from the Company’s board of directors and committees of the board of directors on which they respectively served, which resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

The Merger Agreement provides that at or immediately after the closing of the Merger, the size of the Company’s board of directors will be fixed at seven members consisting of one member designated by the Company, who is Geoff Nichol, M.B., Ch.B., M.B.A., and six members designated by Tempest. In accordance with the Merger Agreement, at the closing of the Merger on June 25, 2021, the board of directors and its committees were reconstituted, with Stella Xu and Geoff Nichol appointed as Class I directors of the Company whose terms expire at the Company’s 2022 annual meeting of stockholders, Tom Dubensky and Tom Woiwode appointed as Class II directors of the Company whose terms expire at the Company’s 2023 annual meeting of stockholders, Stephen Brady and Mike Raab appointed as Class III directors of the Company whose terms expire at the Company’s 2024 annual meeting of stockholders, and with one additional person to be appointed to the Company’s board of directors as a director. Mike Raab was appointed as the chairman of the Board. In addition, Mike Raab (Chair), Tom Woiwode, and Stella Xu were appointed to the Company’s Audit Committee; Tom Woiwode (Chair) and Stella Xu were appointed to the Compensation Committee; and Mike Raab (Chair) and Geoff Nichol were appointed to the Nominating and Governance Committee.

Mike Raab was appointed to the board of directors of the Company and as the chairman of the board of directors of the Company in connection with the closing of the Merger. Prior to the Merger, Mr. Raab served as a member of the board of directors of Tempest since December 2018. Mr. Raab has served as Ardelyx’s president and chief executive officer since March 2009. Before Ardelyx, he was a partner at New Enterprise Associates (NEA), one of the world’s largest and most successful venture capital firms, where he specialized in healthcare investments focusing on the biotechnology and pharmaceutical sectors. Prior to joining NEA in 2002, Mr. Raab spent 15 years in commercial and operating leadership roles in the biotech and pharmaceutical industries. He was senior vice president, therapeutics and general manager of the renal division at Genzyme Corporation, a Sanofi company. In this position, he launched and oversaw the sales growth of sevelamer, the leading phosphate binder for the treatment of hyperphosphatemia, with over $1.0 billion in worldwide sales in 2013. Mr. Raab was also instrumental in the worldwide launch of Genzyme’s therapies for Gaucher disease, Ceredase and Cerezyme. Mike also spent two years with Genzyme’s diagnostic products and services division. Previous to Genzyme, he held business development and sales and marketing positions at Repligen and Bristol-Myers. Mr. Raab received his B.A. from DePauw University.

Geoff Nichol, M.B., Ch.B., M.B.A., was appointed to the Company’s board of directors in December 2019. Dr. Nichol has nearly 30 years’ experience in drug development. He has served as Chief Medical Officer at BioMarin Pharmaceutical Inc., where he manages an active portfolio of clinical development programs, since November 2016. From July 2011 to November 2016, he was Executive Vice President, Research and Development at Sangamo BioSciences, where he managed the preclinical development of several IND candidates. From September 2002 to January 2010, he was Senior Vice President of Development at Medarex, where he was responsible for a portfolio of clinical development programs. From February 1996 to September 2002, he was Vice President at Novartis, where he managed a clinical development therapeutic area, United States Medical Affairs, and Global Project and Portfolio Management. From December 1989 to February 1996, he held various positions up to Group Medical Director, Clinical Development at SmithKline Beecham, where he was responsible for anti-infective development and medical affairs. Dr. Nichol received a B.Med.Sc., M.B., Ch.B., or the equivalent of an M.D. in the U.S., from Otago University Medical School in New Zealand and an M.B.A. from Warwick University in the United Kingdom.

Tom Woiwode, Ph.D. was appointed to the Company’s board of directors in connection with the closing of the Merger. Prior to the Merger, Dr. Woiwode served as a member of the board of directors of Tempest since March 2018. Dr. Woiwode has been working with Versant since 2002, and has served in both operational and investment roles during that time. He was the start-up CBO for Amira (sale), Synosia (sale) and Flexion (2014 IPO), and was the COO of Okairos where he led the process that culminated in the acquisition by GSK. Since being promoted to Managing Director in 2014, Dr. Woiwode has assumed the lead role in multiple investments including Crispr (2016 IPO), Audentes (2016 IPO), Annapurna (merged to form Adverum), Gritstone (2018 IPO), Crinetics (2018 IPO), Jecure (sale) Anokion, Therachon, Vividion, Tempest, Aligos, CODA and Passage. Prior to joining Versant, he was a medicinal chemist at XenoPort, a start-up biotech company that completed an IPO in 2005. Dr. Woiwode earned his Ph.D. in chemistry from Stanford University.

Stella Xu, Ph.D. was appointed to the Company’s board of directors in connection with the closing of the Merger. Prior to the Merger, Dr. Xu served as a member of the board of directors of Tempest since March 2018. Dr. Xu has served as Managing Director of Quan Capital since September 2017. From September 2012 to August 2017, Dr. Xu served as Vice President and site head of Roche Innovation Center Shanghai, and a member of the global management team for Roche’s Immunology, Inflammation & Infectious Diseases Discovery and Translation Area. Dr. Xu has served as member of the board of directors for Centrexion Therapeutics Corporation since January 2018, Zidan Medical, Inc. since October 2018, NextCure, Inc. since November 2018, Walking Fish Therapeutics, Inc. since June 2019, Design Therapeutics since March 2020 and HBM Healthcare Investments AG since June 2020. She also previously served as a member of the board of directors for ARMO BioSciences, Inc. from August 2017 to June 2018 (acquired by Eli Lilly and Company). Dr. Xu received a B.S. in Biophysics from Peking University and a Ph.D. in Immunology from Northwestern University.

Executive Officers

On June 25, 2021, effective immediately after the closing of the Merger, the Company’s board of directors appointed Stephen Brady as the Company’s Chief Executive Officer, Thomas Dubensky as the Company’s President and Samuel Whiting as the Company’s Chief Medical Officer. There are no family relationships among any of the Company’s directors and executive officers.

Stephen Brady was appointed Chief Executive Officer of the Company and to the board of directors of the Company in connection with the closing of the Merger. Prior to the Merger, Mr. Brady served as president and chief operating officer of Tempest Therapeutics since September 2019. Before Tempest, he served as executive vice president, strategy and finance at Immune Design, a biopharmaceutical company that was acquired by Merck in 2019. At Immune Design, Mr. Brady led the general and administrative functions at the company, including strategy, corporate development, finance and investor and public relations, and was instrumental in the company’s successful IPO, financings and eventual sale to Merck. Prior to Immune Design, he held roles of increasing responsibility in multiple biopharmaceutical companies, including as vice president of corporate development at Proteolix, where he had primary responsibility for the company’s business development activities and sale to Onyx Pharmaceuticals.

Thomas Dubensky, Ph.D. was appointed President of the Company and to the board of directors of the Company in connection with the closing of the Merger. Prior to the Merger, Dr. Dubensky served as the CEO of Tempest since 2017 and as a member of the board of directors of Tempest since September 2017. Prior to Tempest, Tom was the Chief Scientific Officer of Aduro Biotech, where he led the development of first-in-class STING agonists. Additionally, Tom has served executive and principal roles in leading discovery biology, development and clinical translation of multiple first-in-class agents in cancer immunotherapy and infectious disease indications at several biotech companies, including Viagene, Chiron, Onyx, Cerus and Immune Design. Tom has an extensive publication and patent record. He received his BA in Bacteriology and Immunology from the University of California, Berkeley, his Ph.D. at the University of Colorado Health Sciences Center, conducted his post-doctoral studies at Harvard Medical School in the Department of Pathology, and received executive training at the University of California, San Diego, in the Executive Program for Scientist and Engineers.

Samuel Whiting, M.D., Ph.D. was appointed Chief Medical Officer of the Company in connection with the closing of the Merger. Prior to the Merger, Dr. Whiting served as Tempest Therapeutic’s Chief Medical Officer since November 2020. Before Tempest, he was Senior Vice President of Clinical Development at Calithera Biosciences where he oversaw the clinical development of the oral small molecule glutaminase inhibitor teleglenastat and the clinical development of the Calithera’s pipeline CD73 inhibitor and served on Calithera’s Senior Management Team. Prior to joining Calithera in 2016, Dr. Whiting held positions of increasing responsibility developing small molecule, targeted, immunotherapy, and cancer vaccine therapies (Medical Director, Senior Medical Director and Vice President of Research and Development) at Oncothyreon (subsequently Cascadian), VentiRx, and Gradalis Inc. Prior to his positions in the biotech industry, Dr. Whiting was an assistant professor of medical oncology at the University of Washington, assistant member of clinical research at the Fred Hutchinson Cancer Research Center, and clinical director of gastrointestinal (GI) oncology at the Seattle Cancer Care Alliance, where Dr. Whiting also maintained a clinical practice in GI oncology.

Information regarding transactions between the Company and the newly appointed directors and executive officers is included in the Registration Statement and is incorporated herein by reference.

Resignation of Named Executive Officer

On June 25, 2021, immediately prior to and effective upon the closing of the Merger, Louis J. Arcudi, III, the Company’s President Chief Executive Officer, and Jennifer Minai-Azary, the Company’s Chief Financial Officer, resigned as officers of the Company.

In connection with their termination of employment, Mr. Arcudi and Ms. Minai-Azary are entitled to certain severance payments and benefits and certain of their outstanding options and restricted stock will automatically vest in full, and the period during which they can exercise certain options will be automatically extended, in each case as described in Mr. Arcudi’s and Ms. Minai-Azary’s amended and restated employment agreement. For additional information regarding these payments and benefits, please refer to the Registration Statement, which is incorporated by reference in all respects.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required by Item 5.03 of Form 8-K, the information contained in Item 2.01 and Item 3.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On June 28, 2021, the Company issued a press release announcing, among other things, the closing of the Merger. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)    Financial Statements of Businesses Acquired.

The audited financial statements of Tempest as of December 31, 2020 and 2019 and for the years then ended required by Item 9.01(a) were previously filed with the SEC as part of the Registration Statement and are incorporated herein by reference.

The unaudited condensed interim financial statements of Tempest as of March 31, 2021 and for the three months ended March 31, 2021 and 2020, will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01 of Form 8-K.

(b)    Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) were previously filed with the SEC as part of the Registration Statement and is incorporated herein by reference.

(d)    Exhibits

Exhibit No.	Description

3.1*	Certificate of Amendment to the Restated Certificate of Incorporation of the Company, dated June 24, 2021

3.2*	Certificate of Amendment to the Restated Certificate of Incorporation of the Company, dated June 25, 2021

10.1	Loan and Security Agreement, dated January 15, 2021, by and among Oxford Finance LLC, the Lenders party thereto, and Tempest (incorporated by reference to Exhibit 10.3 to the Registration Statement)

10.2	Lease Agreement, dated February 22, 2019, by and between ARE-San Francisco No. 17, LLC and Tempest (incorporated by reference to Exhibit 10.1 to the Registration Statement)

10.3	First Amendment to Lease, dated June 28, 2019, by and between ARE-San Francisco No, 17, LLC and Tempest (incorporated by reference to Exhibit 10.2 to the Registration Statement)

99.1*	Press release issued on June 28, 2021

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPEST THERAPEUTICS, INC.

Date: June 28, 2021	By:	/s/ Stephen Brady
Stephen Brady
Chief Executive Officer